EXHIBIT 99.1

News Release

For Immediate Release	Contact: Steven E. Wilson
January 30, 2014	Chief Financial Officer
(800) 445-1347 ext. 8704

United Bankshares, Inc. Announces Increased Earnings

for the Year of 2013

WASHINGTON, D.C. and CHARLESTON, WV — United Bankshares, Inc. (NASDAQ: UBSI), today reported an increase in earnings for the year of 2013 as compared to the year of 2012. Earnings for the year of 2013 were $85.6 million or $1.70 per diluted share, an increase from earnings of $82.6 million or $1.64 per diluted share for the year of 2012. Earnings for the fourth quarter of 2013 were $19.7 million or $0.39 per diluted share as compared to earnings of $21.2 million or $0.42 per diluted share for the fourth quarter of 2012.

“The year 2013 was another successful year for United,” stated Richard M. Adams, United’s Chairman of the Board and Chief Executive Officer. “Earnings rose from 2012 while the dividend to shareholders was increased for the 40th consecutive year. We also announced the signing of a definitive merger agreement with Virginia Commerce Bancorp, Inc., the largest acquisition in United’s history.”

Fourth quarter of 2013 results produced a return on average assets of 0.91% and a return on average equity of 7.57%. For the year of 2013, United’s return on average assets was 1.02% while the return on average equity was 8.43%. United’s annualized returns on average assets and average equity were 1.01% and 8.44%, respectively, for the fourth quarter of 2012 while the returns on average assets and average equity were 0.98% and 8.35%, respectively, for the year of 2012.

The results for the fourth quarter and year of 2013 included noncash, before-tax, other-than-temporary impairment charges of $6.4 million and $7.3 million, respectively, on certain investment securities. The results for the fourth quarter and year of 2012 included noncash, before-tax, other-than-temporary impairment charges of $2.0 million and $7.4 million, respectively, on certain investment securities. Also included in the results for the year of 2012 was an accrual of $3.3 million with respect to a settlement of claims asserted in class actions against United Bank, Inc. of West Virginia.

United’s asset quality continues to outperform its peers. United’s percentage of nonperforming loans to loans, net of unearned income of 1.21% at December 31, 2013 compares favorably to the most recently reported percentage of 1.91% at September 30, 2013 for United’s Federal Reserve peer group. At December 31, 2013, nonperforming loans were $81.1 million, down from nonperforming loans of $92.8 million or 1.43% of loans, net of unearned income, at December 31, 2012. As of December 31, 2013, the allowance for loan losses was $74.2 million or 1.11% of loans, net of unearned income, which was comparable to $73.9 million or 1.13% of loans, net of unearned income, at December 31, 2012. Total nonperforming assets of $119.3 million, including OREO of $38.2 million at December 31, 2013, represented 1.37% of total assets which also compares favorably to the most recently reported percentage of 1.52% at September 30, 2013 for United’s Federal Reserve peer group.

United Bankshares, Inc. Announces…

January 30, 2014

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United continues to be well-capitalized based on all regulatory guidelines. United’s estimated risk-based capital ratio is 13.7% at December 31, 2013 while its Tier I capital and leverage ratios are 12.5% and 10.7%, respectively. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10%, a Tier I capital ratio of 6% and a leverage ratio of 5%.

Tax-equivalent net interest income for the fourth quarter of 2013 was $70.7 million which was relatively flat from the fourth quarter of 2012, decreasing $646 thousand or less than 1%. The slight decrease was due mainly to a decline in the average yield on earning assets. The fourth quarter of 2013 average yield on earning assets decreased 27 basis points from the fourth quarter of 2012. Partially offsetting this decrease to tax-equivalent net interest income for the fourth quarter of 2013 was an increase of $256.6 million or 3% in average earning assets from the fourth quarter of 2012. Average net loans and average investment securities increased $179.6 million or 3% and $108.8 million or 15%, respectively, while short-term investments declined $31.8 million or 12%. In addition, the average cost of funds for the fourth quarter of 2013 declined 13 basis points as compared to the fourth quarter of 2012. The net interest margin for the fourth quarter of 2013 was 3.66%, which was a decrease of 17 basis points from a net interest margin of 3.83% for the fourth quarter of 2012.

Tax-equivalent net interest income for the year of 2013 was $275.8 million, a decrease of $8.3 million or 3% from the year of 2012 due mainly to a decrease in the average yield on earning assets. The year of 2013 average yield on earning assets decreased 27 basis points from the year of 2012. In addition, average short-term investments declined $203.6 million or 46% for the year. Partially offsetting the decreases to tax-equivalent net interest income for the year of 2013 was a decline of 17 basis points in the average cost of funds as compared to the year of 2012. Average earning assets were flat, increasing $46.6 million or less than 1% from the year of 2012 as average net loans grew $220.3 million or 4% and average investment securities increased $29.9 million or 4% for the year. The net interest margin for the year of 2013 was 3.68%, which was a decrease of 13 basis points from a net interest margin of 3.81% for the year of 2012.

On a linked-quarter basis, United’s tax-equivalent net interest income for the fourth quarter of 2013 increased $1.5 million or 2% due mainly to an increase in average earning assets and a decrease in the average cost of funds. Average earning assets increased $128.1 million or 2% during the quarter. Average net loans increased $99.1 million or 2% for the quarter. Average investment securities increased $25.6 million or 3% while average short-term investments increased $3.3 million or 1% for the quarter. The fourth quarter of 2013 average cost of funds decreased 5 basis points while the average yield on earning assets decreased 2 basis points from the third quarter of 2013. The net interest margin of 3.66% for the fourth quarter of 2013 was an increase of 1 basis point from the net interest margin of 3.65% for the third quarter of 2013.

For the quarters ended December 31, 2013 and 2012, the provision for loan losses was $4.3 million and $5.9 million, respectively, while the provision for the year of 2013 was $19.3 million as compared to $17.9 million for the year of 2012. Net charge-offs were $4.7 million and $19.0 million for the fourth quarter and year of 2013, respectively, as compared to $5.8 million and $17.8 million for the same time periods in 2012. Annualized net charge-offs as a percentage of average loans were 0.28% and 0.29% for the fourth quarter and year of 2013, respectively.

United Bankshares, Inc. Announces…

January 30, 2014

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Noninterest income for the fourth quarter of 2013 was $12.0 million, which was a decrease of $4.7 million from the fourth quarter of 2012. Included in noninterest income for the fourth quarter of 2013 were noncash, before-tax, other-than-temporary impairment charges of $6.4 million on certain investment securities as compared to $2.0 million for the fourth quarter of 2012. Excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, noninterest income for the fourth quarter of 2013 decreased $1.0 million or 5% from the fourth quarter of 2012. This decrease for the fourth quarter of 2013 was due primarily to decreases of $589 thousand in mortgage banking income due to decreased sales of mortgage loans in the secondary market and $534 thousand in fees from deposit services due to lower overdraft fee income.

Noninterest income for the year of 2013 was $67.8 million, which was an increase of $1.5 million from the year of 2012. Included in noninterest income for the year of 2013 were noncash, before-tax, other-than-temporary impairment charges of $7.3 million on certain investment securities as compared to noncash, before-tax other-than-temporary impairment charges of $7.4 million on certain investment securities for the year of 2012. Excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, noninterest income for the year of 2013 was relatively flat from the year of 2012, increasing $415 thousand or less than 1%. This slight increase for the year of 2013 was due primarily to increases of $749 thousand in income from bank-owned life insurance policies due to a death benefit, $602 thousand in revenue from trust and brokerage services due to increased volume and value of assets under management and $595 thousand in fees from bankcard services due to increased volume. Virtually offsetting these increases was a decrease of $1.6 million in fees from deposit services due to lower overdraft fee income.

On a linked-quarter basis, noninterest income for the fourth quarter of 2013 decreased $6.3 million from the third quarter of 2013. Included in noninterest income for the fourth quarter of 2013 were noncash, before-tax, other-than-temporary impairment charges of $6.4 million on certain investment securities as compared to no charges for the third quarter of 2013. Excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, noninterest income for the fourth quarter of 2013 decreased $761 thousand or 4% from the third quarter of 2013. This decrease for the fourth quarter of 2013 was due primarily to decreases of $343 thousand in mortgage banking income due to decreased sales of mortgage loans in the secondary market and $269 thousand in fees from deposit services due to lower overdraft fee income.

Noninterest expense for the fourth quarter of 2013 was $48.0 million, a decrease of $1.3 million or 3% from the fourth quarter of 2012. The decrease for the fourth quarter of 2013 was mainly due to declines of $1.0 million in employee compensation due to lower expense for incentives and $602 thousand for other real estate owned (OREO) expense due to fewer declines in the fair value of OREO properties as compared to the fourth quarter of 2012. Partially offsetting these decreases was an increase of $568 thousand in employee benefits expense due mainly to higher health insurance and pension costs. Also included in noninterest expense for the fourth quarter of 2013 was an increase in merger expenses of $449 thousand.

United Bankshares, Inc. Announces…

January 30, 2014

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Noninterest expense for the year of 2013 was $193.4 million, a decrease of $11.3 million or 6% from the year of 2012. Included in the results for the year of 2012 was the litigation settlement accrual of $3.3 million. Otherwise, employee compensation for the year of 2013 declined $3.3 million due to a reduction in employees from a merger of banking subsidiaries in 2012. In addition, OREO expense decreased $2.1 million as reductions to fair value and losses on sales declined, data processing expense declined $1.1 million due to a change in servicers, net occupancy expense declined $610 thousand due to a decline in offices and equipment expense decreased $559 thousand due mainly to a decline in maintenance costs from the year of 2012. Partially offsetting these decreases was an increase of $1.8 million in employee benefits expense due mainly to higher health care and pension costs. Also included in noninterest expense for the year of 2013 was an increase in merger expenses of $1.3 million.

On a linked-quarter basis, noninterest expense for the fourth quarter of 2013 decreased $608 thousand or 1% from the third quarter of 2013. This decline was due primarily to decreases of $382 thousand in employee benefits expense because of a decrease in pension costs as a result of an increase in the value of the underlying assets and $229 thousand in OREO expense due to fewer reductions in the fair value and losses on sales of OREO properties as compared to the third quarter of 2013.

During the fourth quarter of 2013, United’s Board of Directors declared a cash dividend of $0.32 per share. The 2013 dividend of $1.25 per share represented the 40th consecutive year of dividend increases for United shareholders.

On January 30, 2013, United announced the signing of a definitive merger agreement with Virginia Commerce Bancorp, Inc. (“Virginia Commerce”) headquartered in Arlington, Virginia. Virginia Commerce has twenty-eight (28) banking offices, one residential mortgage origination office and one wealth management office located in the Northern Virginia suburbs of Washington, D.C. United and Virginia Commerce are scheduled to merge tomorrow, January 31, 2014, after the close of business.

Currently, United has consolidated assets of approximately $8.7 billion with 113 full service offices in West Virginia, Virginia, Maryland, Ohio, Pennsylvania and Washington, D.C. United Bankshares stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its December 31, 2013 consolidated financial statements on Form 10-K. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of December 31, 2013 and will adjust amounts preliminarily reported, if necessary.

United Bankshares, Inc. Announces…

January 30, 2014

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Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as tax-equivalent (FTE) net interest income, noninterest income excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, tangible equity and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income is presented in this press release on a tax-equivalent basis. The tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although this is a non-GAAP measure, United’s management believes this measure is more widely used within the financial services industry and provides better comparability of net interest income arising from taxable and tax-exempt sources. United uses this measure to monitor net interest income performance and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 35%.

GAAP total non-interest income results are adjusted for other-than-temporary impairment charges (OTTI) on certain investment securities and net gains or losses on the sale of securities. Management believes noninterest income without OTTI charges and net securities gains or losses is more indicative of United’s performance because it isolates income that is primarily customer relationship driven and is more indicative of normalized operations. In addition, these items can fluctuate greatly from quarter to quarter and are difficult to predict.

Tangible common equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible common equity can thus be considered the most conservative valuation of the company. Tangible common equity is also presented on a per common share basis. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of common equity are presented. These two measures, along with others, are used by management to analyze capital adequacy.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In Thousands Except for Per Share Data)

	Three Months Ended		Year Ended
	December 31 2013	December 31 2012	December 31 2013	December 31 2012
EARNINGS SUMMARY:
Interest income, taxable equivalent (non-GAAP)	$79,111	$81,300	$312,153	$330,310
Interest expense	8,453	9,996	36,313	46,190
Net interest income, taxable equivalent (non-GAAP)	70,658	71,304	275,840	284,120
Taxable equivalent adjustment	1,472	1,632	5,999	6,413
Net interest income (GAAP)	69,186	69,672	269,841	277,707
Provision for loan losses	4,343	5,947	19,267	17,862
Noninterest income	12,046	16,745	67,828	66,292
Noninterest expenses	47,977	49,273	193,358	204,656
Income taxes	9,252	9,983	39,416	38,874
Net income	$19,660	$21,214	$85,628	$82,607

PER COMMON SHARE:
Net income:
Basic	$0.39	$0.42	$1.70	$1.64
Diluted	0.39	0.42	1.70	1.64
Cash dividends	$0.32	$0.31	1.25	1.24
Book value			20.66	19.74
Closing market price			$31.45	$24.34
Common shares outstanding:
Actual at period end, net of treasury shares			50,430,267	50,276,573
Weighted average - basic	50,417,452	50,276,137	50,353,452	50,265,620
Weighted average - diluted	50,564,497	50,294,593	50,426,078	50,298,019

FINANCIAL RATIOS:
Return on average assets	0.91%	1.01%	1.02%	0.98%
Return on average shareholders’ equity	7.57%	8.44%	8.43%	8.35%
Average equity to average assets	12.01%	11.97%	12.07%	11.78%
Net interest margin	3.66%	3.83%	3.68%	3.81%

	December 31 2013	December 31 2012	December 31 2011	September 30 2013
PERIOD END BALANCES:
Assets	$8,735,324	$8,420,013	$8,451,470	$8,513,818
Earning assets	7,805,772	7,459,217	7,492,400	7,565,955
Loans, net of unearned income	6,704,583	6,511,416	6,230,777	6,595,495
Loans held for sale	4,236	17,762	3,902	3,760
Investment securities	889,342	729,402	824,219	859,269
Total deposits	6,621,571	6,752,986	6,819,010	6,605,634
Shareholders’ equity	1,041,732	992,251	968,844	1,017,711

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended
	December 2013	December 2012	September 2013	June 2013	March 2013
Interest & Loan Fees Income (GAAP)	$77,639	$79,668	$76,705	$75,485	$76,325
Tax equivalent adjustment	1,472	1,632	1,494	1,509	1,524

Interest & Fees Income (FTE) (non-GAAP)	79,111	81,300	78,199	76,994	77,849
Interest Expense	8,453	9,996	9,075	9,282	9,503

Net Interest Income (FTE) (non-GAAP)	70,658	71,304	69,124	67,712	68,346

Provision for Loan Losses	4,343	5,947	4,777	4,960	5,187

Non-Interest Income:
Fees from trust & brokerage services	4,241	3,678	4,006	4,370	3,830
Fees from deposit services	10,072	10,606	10,341	10,208	9,624
Bankcard fees and merchant discounts	892	745	1,003	899	797
Other charges, commissions, and fees	461	539	599	626	561
Income from bank owned life insurance	1,076	1,248	1,138	1,185	2,389
Mortgage banking income	262	851	605	739	965
Other non-interest revenue	469	818	542	861	876
Net other-than-temporary impairment losses	(6,361)	(2,002)	0	(137)	(834)
Net gains on sales/calls of investment securities	934	262	101	348	140

Total Non-Interest Income	12,046	16,745	18,335	19,099	18,348

Non-Interest Expense:
Employee compensation	17,244	18,272	17,269	16,957	16,604
Employee benefits	5,460	4,892	5,842	5,675	5,993
Net occupancy	4,875	5,005	4,931	4,821	5,191
Data processing	2,970	3,009	2,880	2,813	2,731
Amortization of intangibles	450	669	479	506	534
OREO expense	1,306	1,908	1,535	2,330	1,270
FDIC expense	1,526	1,525	1,539	1,564	1,559
Other expenses	14,146	13,993	14,110	13,881	14,367

Total Non-Interest Expense	47,977	49,273	48,585	48,547	48,249

Income Before Income Taxes (FTE) (non-GAAP)	30,384	32,829	34,097	33,304	33,258

Tax equivalent adjustment	1,472	1,632	1,494	1,509	1,524

Income Before Income Taxes (GAAP)	28,912	31,197	32,603	31,795	31,734

Taxes	9,252	9,983	10,433	9,576	10,155

Net Income	$19,660	$21,214	$22,170	$22,219	$21,579

MEMO: Effective Tax Rate	32.00%	32.00%	32.00%	30.12%	32.00%

Note: Non-Interest Income excluding the results of noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities (non-GAAP):

Total Non-Interest Income (GAAP)	$12,046	$16,745	$18,335	$19,099	$18,348
Less: Net other-than-temporary impairment losses (GAAP)	(6,361)	(2,002)	0	(137)	(834)
Less: Net gains on sales/calls of investment securities (GAAP)	934	262	101	348	140

Non-Interest Income excluding the results of noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities (non-GAAP)	$17,473	$18,485	$18,234	$18,888	$19,042

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Year Ended
	December	December	December	December
	2013	2012	2011	2010
Interest & Loan Fees Income (GAAP)	$306,154	$323,897	$316,522	$323,382
Tax equivalent adjustment	5,999	6,413	6,587	5,906

Interest & Fees Income (FTE) (non-GAAP)	312,153	330,310	323,109	329,288
Interest Expense	36,313	46,190	55,794	85,196

Net Interest Income (FTE) (non-GAAP)	275,840	284,120	267,315	244,092

Provision for Loan Losses	19,267	17,862	17,141	13,773

Non-Interest Income:
Fees from trust & brokerage services	16,447	15,845	13,343	13,637
Fees from deposit services	40,245	41,832	42,110	39,220
Bankcard fees and merchant discounts	3,591	2,996	2,572	4,786
Other charges, commissions, and fees	2,247	2,229	1,849	1,918
Income from bank owned life insurance	5,788	5,039	5,286	4,673
Mortgage banking income	2,571	2,471	952	662
Other non-interest revenue	2,748	2,810	3,563	5,116
Net other-than-temporary impairment losses	(7,332)	(7,376)	(20,414)	(9,815)
Net gains on sales/calls of investment securities	1,523	446	1,576	2,006

Total Non-Interest Income	67,828	66,292	50,837	62,203

Non-Interest Expense:
Employee compensation	68,074	71,402	64,611	60,564
Employee benefits	22,970	21,178	17,358	16,749
Net occupancy	19,818	20,428	18,596	17,246
Data processing	11,394	12,532	11,637	10,820
Amortization of intangibles	1,969	2,852	2,429	1,884
OREO expense	6,441	8,556	7,008	11,131
FDIC expense	6,188	6,064	8,468	9,684
Other expenses	56,504	61,644	53,941	54,134

Total Non-Interest Expense	193,358	204,656	184,048	182,212

Income Before Income Taxes (FTE) (non-GAAP)	131,043	127,894	116,963	110,310

Tax equivalent adjustment	5,999	6,413	6,587	5,906

Income Before Income Taxes (GAAP)	125,044	121,481	110,376	104,404

Taxes	39,416	38,874	34,766	32,457

Net Income	$85,628	$82,607	$75,610	$71,947

MEMO: Effective Tax Rate	31.52%	32.00%	31.50%	31.09%

Note: Non-Interest Income excluding the results of noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities (non-GAAP):

Total Non-Interest Income (GAAP)	$67,828	$66,292	$50,837	$62,203
Less: Net other-than-temporary impairment losses (GAAP)	(7,332)	(7,376)	(20,414)	(9,815)
Less: Net gains on sales/calls of investment securities (GAAP)	1,523	446	1,576	2,006

Non-Interest Income excluding the results of noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities (non-GAAP)	$73,637	$73,222	$69,675	$70,012

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	December 31 2013 Q-T-D Average	December 31 2012 Q-T-D Average	December 31 2013	December 31 2012	December 31 2011

Cash & Cash Equivalents	$376,412	$423,373	$416,617	$432,077	$636,003

Securities Available for Sale	735,626	626,516	775,284	625,625	696,518
Securities Held to Maturity	41,902	50,311	40,965	43,467	59,289
Other Investment Securities	69,539	61,436	73,093	60,310	68,412

Total Securities	847,067	738,263	889,342	729,402	824,219

Total Cash and Securities	1,223,479	1,161,636	1,305,959	1,161,479	1,460,222

Loans Held for Sale	2,586	11,160	4,236	17,762	3,902

Commercial Loans	4,867,199	4,665,208	4,926,537	4,726,292	4,378,345
Mortgage Loans	1,461,033	1,499,636	1,460,327	1,490,306	1,556,905
Consumer Loans	328,015	299,598	326,735	301,182	299,030

Gross Loans	6,656,247	6,464,442	6,713,599	6,517,780	6,234,280

Unearned Income	(8,643)	(6,011)	(9,016)	(6,364)	(3,503)

Loans, Net of Unearned Income	6,647,604	6,458,431	6,704,583	6,511,416	6,230,777

Allowance for Loan Losses	(74,689)	(73,727)	(74,198)	(73,901)	(73,874)

Goodwill	375,559	375,583	375,547	375,583	375,626
Other Intangibles	8,379	10,521	8,138	10,107	12,950

Total Intangibles	383,938	386,104	383,685	385,690	388,576

Real Estate Owned	39,553	47,870	38,182	49,484	51,760
Other Assets	351,867	368,097	372,877	368,083	390,107

Total Assets	$8,574,338	$8,359,571	$8,735,324	$8,420,013	$8,451,470

MEMO: Earning Assets	$7,665,396	$7,408,771	$7,805,772	$7,459,217	$7,492,400

Interest-bearing Deposits	$4,773,397	$4,936,757	$4,747,051	$4,928,575	$5,199,848
Noninterest-bearing Deposits	1,849,404	1,795,810	1,874,520	1,824,411	1,619,162

Total Deposits	6,622,801	6,732,567	6,621,571	6,752,986	6,819,010

Short-term Borrowings	300,688	293,034	430,754	314,962	254,766
Long-term Borrowings	573,849	284,954	575,697	284,926	345,366

Total Borrowings	874,537	577,988	1,006,451	599,888	600,132

Other Liabilities	47,252	48,568	65,570	74,888	63,484

Total Liabilities	7,544,590	7,359,123	7,693,592	7,427,762	7,482,626

Preferred Equity	—	—	—	—	—
Common Equity	1,029,748	1,000,448	1,041,732	992,251	968,844

Total Shareholders’ Equity	1,029,748	1,000,448	1,041,732	992,251	968,844

Total Liabilities & Equity	$8,574,338	$8,359,571	$8,735,324	$8,420,013	$8,451,470

MEMO: Interest-bearing Liabilities	$5,647,934	$5,514,745	$5,753,502	$5,528,463	$5,799,980

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	December	December	September	June	March
Quarterly Share Data:	2013	2012	2013	2013	2013

Earnings Per Share:
Basic	$0.39	$0.42	$0.44	$0.44	$0.43
Diluted	$0.39	$0.42	$0.44	$0.44	$0.43

Common Dividend Declared Per Share	$0.32	$0.31	$0.31	$0.31	$0.31

High Common Stock Price	$32.71	$25.80	$29.45	$26.84	$27.24
Low Common Stock Price	$28.06	$23.02	$26.04	$24.46	$24.80

Average Shares Outstanding (Net of Treasury Stock):
Basic	50,417,452	50,276,137	50,378,613	50,345,733	50,301,875
Diluted	50,564,497	50,294,593	50,472,959	50,402,194	50,331,503

Memorandum Items:

Tax Applicable to Security Sales/Calls	$327	$92	$35	$122	$49

Common Dividends	$16,140	$15,587	$15,624	$15,613	$15,605

Dividend Payout Ratio	82.10%	73.48%	70.47%	70.27%	72.32%

	Year Ended
	December	December	December	December
YTD Share Data:	2013	2012	2011	2010

Earnings Per Share:
Basic	$1.70	$1.64	$1.62	$1.65
Diluted	$1.70	$1.64	$1.61	$1.65

Common Dividend Declared Per Share	$1.25	$1.24	$1.21	$1.20

Average Shares Outstanding (Net of Treasury Stock):
Basic	50,353,452	50,265,620	46,803,432	43,547,965
Diluted	50,426,078	50,298,019	46,837,363	43,625,183

Memorandum Items:

Tax Applicable to Security Sales/Calls	$533	$156	$552	$702

Common Dividends	$62,982	$62,351	$56,827	$52,300

Dividend Payout Ratio	73.55%	75.48%	75.16%	72.69%

EOP Employees (full-time equivalent)	1,528	1,529	1,619	1,451

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
EOP Share Data:	December 2013	December 2012	September 2013	June 2013	March 2013

Book Value Per Share	$20.66	$19.74	$20.19	$19.98	$19.87
Tangible Book Value Per Share (1)	$13.05	$12.06	$12.57	$12.34	$12.22

52-week High Common Stock Price	$32.71	$30.91	$29.45	$27.24	$29.45
Date	11/29/13	03/19/12	09/25/13	03/15/13	04/02/12
52-week Low Common Stock Price	$24.46	$22.54	$23.02	$22.54	$22.54
Date	05/01/13	08/02/12	11/16/12	08/02/12	08/02/12

EOP Shares Outstanding (Net of Treasury Stock):	50,430,267	50,276,573	50,400,944	50,360,373	50,337,922

Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)	$1,041,732	$992,251	$1,017,711	$1,006,058	$1,000,249
Less: Total Intangibles	(383,685)	(385,690)	(384,147)	(384,649)	(385,156)

Tangible Equity (non-GAAP)	$658,047	$606,561	$633,564	$621,409	$615,093
÷ EOP Shares Outstanding (Net of Treasury Stock)	50,430,267	50,276,573	50,400,944	50,360,373	50,337,922
Tangible Book Value Per Share (non-GAAP)	$13.05	$12.06	$12.57	$12.34	$12.22

	Three Months Ended
	December 2013	December 2012	September 2013	June 2013	March 2013
Selected Yields and Net Interest Margin:

Net Loans	4.42%	4.74%	4.44%	4.49%	4.61%
Investment Securities	2.70%	2.65%	2.76%	2.55%	2.59%
Money Market Investments/FFS	0.27%	0.39%	0.26%	0.27%	0.23%
Average Earning Assets Yield	4.10%	4.37%	4.12%	4.15%	4.28%
Interest-bearing Deposits	0.51%	0.60%	0.54%	0.57%	0.58%
Short-term Borrowings	0.27%	0.16%	0.27%	0.21%	0.26%
Long-term Borrowings	1.47%	3.36%	2.31%	3.11%	3.31%
Average Liability Costs	0.59%	0.72%	0.64%	0.67%	0.70%
Net Interest Spread	3.51%	3.65%	3.48%	3.48%	3.58%
Net Interest Margin	3.66%	3.83%	3.65%	3.65%	3.75%

Selected Financial Ratios:

Return on Average Common Equity	7.57%	8.44%	8.64%	8.81%	8.72%
Return on Average Assets	0.91%	1.01%	1.04%	1.07%	1.05%
Efficiency Ratio	52.45%	52.01%	53.31%	52.78%	53.15%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Year Ended
December	December	December	December
2013	2012	2011	2010
Selected Yields and Net Interest Margin:
Net Loans	4.49%	4.90%	5.18%	5.30%
Investment Securities	2.65%	2.98%	3.61%	4.65%
Money Market Investments/FFS	0.26%	0.27%	0.28%	0.31%
Average Earning Assets Yield	4.16%	4.43%	4.68%	4.91%
Interest-bearing Deposits	0.55%	0.64%	0.82%	1.21%
Short-term Borrowings	0.25%	0.11%	0.06%	0.06%
Long-term Borrowings	2.32%	4.45%	4.79%	4.30%
Average Liability Costs	0.65%	0.82%	1.04%	1.53%
Net Interest Spread	3.51%	3.61%	3.64%	3.38%
Net Interest Margin	3.68%	3.81%	3.87%	3.64%

Selected Financial Ratios:
Return on Average Common Equity	8.43%	8.35%	8.50%	9.19%
Return on Average Assets	1.02%	0.98%	0.97%	0.95%
Loan / Deposit Ratio	101.25%	96.42%	91.37%	92.07%
Allowance for Loan Losses/ Loans, Net of Unearned Income	1.11%	1.13%	1.19%	1.39%
Allowance for Credit Losses (1)/ Loans, Net of Unearned Income	1.14%	1.16%	1.22%	1.43%
Nonaccrual Loans / Loans, Net of Unearned Income	0.92%	1.10%	0.96%	1.14%
90-Day Past Due Loans/ Loans, Net of Unearned Income	0.16%	0.28%	0.26%	0.13%
Non-performing Loans/ Loans, Net of Unearned Income	1.21%	1.43%	1.28%	1.28%
Non-performing Assets/ Total Assets	1.37%	1.69%	1.56%	1.57%
Primary Capital Ratio	12.69%	12.57%	12.25%	12.00%
Shareholders’ Equity Ratio	11.93%	11.78%	11.46%	11.08%
Price / Book Ratio	1.52	x	1.23	x	1.47	x	1.61	x
Price / Earnings Ratio	18.52	x	14.82	x	17.51	x	17.71	x
Efficiency Ratio	52.92%	54.08%	51.81%	53.87%

Note: (1) Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	December	December	September	June	March
Asset Quality Data:	2013	2012	2013	2013	2013

EOP Non-Accrual Loans	$61,928	$71,559	$66,081	$75,811	$73,811
EOP 90-Day Past Due Loans	11,044	18,068	9,697	10,280	8,301
EOP Restructured Loans (2)	8,157	3,175	7,342	7,909	5,309

Total EOP Non-performing Loans	$81,129	$92,802	$83,120	$94,000	$87,421

EOP Other Real Estate & Assets Owned	38,182	49,484	42,537	44,416	48,850

Total EOP Non-performing Assets	$119,311	$142,286	$125,657	$138,416	$136,271

	Three Months Ended		Year Ended
	December	December	December	December	December
Allowance for Credit Losses:(1)	2013	2012	2013	2012	2011
Beginning Balance	$76,767	$75,536	$75,557	$75,727	$75,039
Provision for Credit Losses (3)	4,290	5,815	19,754	17,665	16,988

	81,057	81,351	95,311	93,392	92,027
Gross Charge-offs	(5,362)	(6,180)	(21,006)	(20,555)	(19,605)
Recoveries	646	386	2,036	2,720	3,305

Net Charge-offs	(4,716)	(5,794)	(18,970)	(17,835)	(16,300)

Ending Balance	$76,341	$75,557	$76,341	$75,557	$75,727

Notes:

(1)	Includes allowances for loan losses and lending-related commitments.
(2)	Restructured loans with an aggregate balance of $861 at December 31, 2013 and $375 at March 31, 2013 and December 31, 2012 were on nonaccrual status, but are not included in the “EOP Non-Accrual Loans.” No restructured loans were on nonaccrual status at September 30, 2013 and June 30, 2013.
(3)	Includes the Provision for Loan Losses and a provision for lending-related commitments included in Other Expenses.